UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT



     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): July 23, 2002



                           Nebraska Book Company, Inc.
             (Exact name of registrant as specified in its charter)



            Kansas                       333-48221              47-0549819
(State or other jurisdiction of         (Commission          (I.R.S. Employer
 incorporation or organization)         File Number)        Identification No.)



                             4700 South 19th Street
                             Lincoln, NE 68501-0529
                    (Address of Principal executive offices)



                                 (402) 421-7300
              (Registrant's telephone number, including area code)

     ITEM 5.  OTHER EVENTS

     HWH Capital Partners, L.P. and certain other stockholders of NBC Acquisition Corp. (the sole shareholder of Nebraska Book Company, Inc.) have executed an agreement to sell an aggregate of approximately 33% of the issued and outstanding shares of NBC Acquisition Corp. to certain funds affiliated with Weston Presidio Capital. The waiting period for the transaction under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, was terminated early as of July 23, 2002, and the transaction is expected to close in early August 2002.


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on July 24, 2002.


                                             NEBRASKA BOOK COMPANY, INC.



                                             /s/ Mark W. Oppegard
                                             -----------------------------------
                                             Mark W. Oppegard
                                             President, Chief Executive Officer
                                             and Director



                                             /s/ Alan G. Siemek
                                             -----------------------------------
                                             Alan G. Siemek
                                             Senior Vice President-Finance
                                             and Administration, Chief Financial
                                             Officer, Treasurer and Assistant
                                             Secretary